                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 21, 2007

                           JETBLUE AIRWAYS CORPORATION
             (Exact name of registrant as specified in its charter)

         DELAWARE                   000-49728                 87-0617894
      (State of Other              (Commission             (I.R.S. Employer
      Jurisdiction of              File Number)           Identification No.)
       Incorporation)

              118-29 QUEENS BOULEVARD, FOREST HILLS, NEW YORK 11375
             (Address of principal executive offices)     (Zip Code)

                                 (718) 286-7900
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the
     Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

On February 14, 2007, an ice storm hit the New York metropolitan area that adversely affected JetBlue Airways Corporation's operations. The irregular operations caused by the storm were exacerbated initially by an insufficient flight cancellation plan and then by infrastructure issues which resulted in additional delays and cancellations through February 19, 2007. Beginning on
February 14 and over the following five days, we cancelled approximately 1,200 scheduled flights. Yesterday, JetBlue completed 100% of its scheduled flights.

On February 21, 2007, as a result of the impact of the February 14 storm and related recovery period, we updated our previously issued earnings guidance via a press release. The press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

     (d)  Exhibits

Exhibit
Number         Description
------         -----------

99.1           Press release dated February 21, 2007 of JetBlue Airways
               Corporation announcing revised earnings guidance.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          JETBLUE AIRWAYS CORPORATION

                                                     (Registrant)

Date: February 21, 2007              By:  /s/ HOLLY NELSON
                                          --------------------------------------
                                          Senior Vice President and Controller
                                          (principal accounting officer)